RHDonnelley JPMorgan High Yield Conference February 6, 2006

Safe Harbor Statement Certain statements contained in this presentation regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex, including future financial and operating results, RHD's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause R.H. Donnelley's results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that R.H. Donnelley filed with the Securities and Exchange Commission (the "SEC") (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, R.H. Donnelley's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Dex Media's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in Item 1 "Business" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations - Standalone Company and elsewhere in Dex Media's Report," as well as R.H. Donnelley's and Dex Media's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

Introduction We are very pleased to have this opportunity to discuss the "new" RHD Dex Media, Inc. ("Dex Media") acquisition closed on January 31, 2006 The implied enterprise value for Dex Media is approximately $9.5 billion, including assumed debt We have been active in the debt capital markets Raised $2.1 billion gross proceeds of notes in a private placement (closed on January 27, 2006) Tendered for the RHD Inc.'s 8.875% Senior Notes and refinanced with RHD Inc. bank debt (closed on December 20, 2005) All change in control offers to Dex Media bond holders have been launched Anticipate only Dex Media West's $300 million 5.875% senior notes due 2011 will be put. Will be refinanced with term loan debt at Dex Media West This transaction is another transforming acquisition that positions RHD for strong leadership in local commercial search

Strategic Rationale for Dex Acquisition Complementary operating strengths and markets Dex's product innovation and marketing expertise RHD's sales execution and operating expertise Common I/T platforms at both companies facilitate integration Attractive financial characteristics $50 million in pre-tax cost savings expected by year 3 Significant annual free cash flow available to delever Attractive tax assets at both Dex and RHD with combined annual tax amortization available to shield pretax income of up to $650 million for next 10 years Immediate Internet opportunity Ability to roll-out successful internet model across entire portfolio Scale increasingly important online Increased ability to create national, online brand

Substantial Scale and Reach Broad Coverage Over 625 directories Approximately 73 million of circulation Over 600,000 advertisers Approximately 1,800 sales representatives Pro forma adjusted 2004 revenue and EBITDA of approximately $2.7 billion and $1.5 billion, respectively1 Leading Internet share in Dex's territory Creates the 3rd largest directory publisher in the U.S. with published directories in 28 states Chicago Orlando Naples/Ft. Myers Las Vegas Phoenix Albuquerque Seattle Denver Salt Lake City Portland Minneapolis Significant Size Dex Media R.H. Donnelley 1) Please see appendix for reconciliation of non-GAAP figures to the most comparable GAAP numbers

Sprint Pub Sales Growth 2005G 0.044 2004 0.027 2003 0.012 2002 -0.03 RHD Acquisition Announced2 Under Construction Implementation Execution RHD's Strong Track Record of Sales Execution Sprint Publication Sales Growth Rate1 3 Please see appendix for reconciliation of non-GAAP figures to the most comparable GAAP numbers Sprint transaction announced September 22, 2002. Transaction closed on January 3, 2003 Based on 2005 guidance issued October 26, 2005

Successful Model For Digital Expansion Across Combined Platform Core Print Products Internet Agreements Search Engine Marketing IYP New Opportunities ? Increased Content ? Increased Usage ? Increased Revenue

Business Highlights Please see appendix for reconciliation of non-GAAP figures to the most comparable GAAP numbers Excludes debt pay down from the proceeds of 2004 IPO 3) Dex Region IYP market share, ComScore 4Q2003 - 3Q2005 R.H. Donnelley Dex Media

Revenue 1990 8.9 1991 9.2 1992 9.3 1993 9.5 1994 9.8 1995 10.2 1996 10.8 1997 11.4 1998 12.1 1999 13.2 2000 14.3 2001 15 2002 15.2 2003 15.36 2004 15.928 Source: Veronis Suhler Stevenson, 2005 Strong Industry Fundamentals Uninterrupted Industry Growth CAGR 4.2% Print IYP 2000 14.9 2001 15.2 2002 15.1 1.1 2003 15.1 1.2 2004 14.8 1.5 Source: Annual Yellow Pages References. Knowledge Networks, Inc., 2004 Stable Print Usage and Growing Internet Opportunity 16.2 16.3 16.3 U.S. Directories Advertising Revenue ($ billions) Annual Yellow Pages References (in billions)

Industry Avg. EBITDA Margin Yellow Pages 0.538 Radio 0.361 TV 0.35 Outdoor 0.314 Newspapers 0.242 Diversified 0.21 Magazines 0.163 Source: Various company filings and JPMorgan. Based on 2004 results Industry Avg. EBITDA Margin Yellow Pages 0.52 Radio 0.333 TV 0.268 Outdoor 0.22 Newspapers 0.21 Diversified 0.172 Magazines 0.141 Source: Various company filings and JPMorgan. Based on 2004 results Yellow Pages Have the Highest EBITDA Margins Among Major Media Segments . . . .. . . And Have Low Capital Needs Attractive Market Characteristics EBITDA as a Percent of Revenue EBITDA minus Capital Expenditure as a Percent of Revenue

Renewed Revenue From Existing Accounts 0.8 Growth From Existing Accounts 0.12 New Business Accounts 0.08 Renewed Revenue From Existing Accounts ~80% Growth From Existing Accounts ~12% New Business Accounts ~8% Incumbent Competitive Advantage 2004 Publishing market share Unique Advantages as a Non-Telco Incumbent Agile Entrepreneurial Innovative Adaptive Aggressive competitor Incumbent Publishers 0.82 Independent Publishers 0.18 Substantial recurring revenue Representative Incumbent Revenue breakdown Source: Veronis Suhler Stevenson, 2005 Incumbent advantages lead to greater market share High recurring revenue > 90% Primary advertising vehicle for small and medium- sized businesses Yellow Pages is typically one of the last advertising expenses cut Punitive impact of deciding not to advertise Out of directory for a full year Loss of priority ad placement within headings Reducing ad size will result in loss of priority status in heading

Financial Update

Recent Bond Issuances 1) Yield is 8.625% $ in millions

Pro Forma Capital Structure 1) Assumes $300 million 5.875% senior notes due 2011 are put and refinanced with bank debt $ in millions; as of 9/30/05 pro forma for: (i) the tender offer and consent solicitation, (ii) the repurchase of the preferred shares and related financings and (iii) the Dex Media merger and related financings

Historical Financial Overview R.H. Donnelley Corp. ($ millions) Dex Media, Inc. ($ millions) 1) PF Revenue and Adj. PF EBITDA are adjusted to eliminate effects of purchase accounting and one time charges. They are also pro forma to reflect all acquisitions as if they occurred on 1/1/03. Please see appendix for reconciliation of non-GAAP figures to the most comparable GAAP numbers 2) Figures reflect the impact of transactions, to the extent applicable, only from the closing date until the end of the respective period; that is, they are not full year pro forma amounts. Please see appendix for reconciliation of non-GAAP figures to the most comparable GAAP numbers 3) Not applicable because Adj. PF EBITDA is pro forma for acquisitions while adjusted free cash flow is not 4) Cumulative total includes only year-to-date 9/30/05 free cash flow

Strong Track Record of Debt Repayment Date Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 12/31/2003 243 12/31/2004 297 YTD 9/30/05 320 R.H. Donnelley Corp. ($ millions) Dex Media, Inc. ($ millions) Date Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 12/31/2003 405 12/31/2004 461 YTD 9/30/05 355 Total debt repayment at RHD and Dex of over $2.0 billion since January 1,2003 1) Excludes debt pay down from the proceeds of 2004 IPO 1

1) Step-up primarily amortized over 15 years from date of acquisition and is calculated based on the purchase price less the basis in acquired assets 2) Based on a 39.0% tax rate 3) Over $1.8 billion from the Sprint acquisition (January 2003), over $1.1 billion from the SBC acquisition (September 2004), over $2.7 billion from the Dex East acquisition (November 2002), and over $4.1 billion from Dex West acquisition (September 2003) RHD Acquisitions and Dex Acquisitions Resulted in Approximately $3.0 Billion and $6.8 Billion, Respectively, of Tax Basis "Step-Ups"3 Cash Tax Benefits Available by Year1 ($ millions) Net Present Value of Available Cash Tax Benefits ($ millions) Exceptional Cash Flow: Valuable Tax Benefits

Key Investment Considerations Strong industry fundamentals 15 years of uninterrupted revenue growth Total references are growing Online opportunity Straight forward business Strong financial profile High recurring revenues Significant EBITDA conversion to free cash flow Strong track record of debt repayment Attractive tax assets Proven track record Strategic acquisition / integration track record Debt repayment track record Proven management team

Appendix

Schedule 1: Index of schedules Schedule 2: RHD: Reconciliation of publication sales for Sprint-branded directories to net revenue - GAAP for the year ended December 31, 2002 Schedule 3: RHD: Reconciliation of publication sales for Sprint-branded and SBC-branded directories to net revenue - GAAP and adjusted pro forma net revenue for the years ended December 31, 2004 and December 31, 2003 Schedule 4: RHD: Reconciliation of net income - GAAP to adjusted pro forma EBITDA and normalized adjusted pro forma EBITDA for the years ended December 31, 2004 and December 31, 2003 Schedule 5: RHD: Reconciliation of cash flow from operations - GAAP to adjusted free cash flow for the years ended December 31, 2004 and December 31, 2003 Schedule 6: RHD: Reconciliation of net revenue-GAAP to net revenue-Adjusted for the nine month periods ended September 30, 2005 and September 30, 2004 Schedule 7: RHD: Reconciliation of net income-GAAP to Adjusted EBITDA and Adjusted Pro forma EBITDA for the nine month periods ended September 30, 2005 and September 30, 2004 Schedule 8: RHD:Reconciliation of cash flow from operations to adjusted free cash flow for the nine month periods ended September 30, 2005 and September 30, 2004 and adjusted free cash flow from January 1, 2003 to September 30, 2005 Schedule 9: RHD: Reconciliation of publication sales guidance to net revenue-GAAP outlook for the year ended December 31, 2005 Schedule 10: Dex: Reconciliation of net income to adjusted EBITDA and adjusted revenue for the years ended December 31, 2004 and December 31, 2003 Schedule 11: Dex: Reconciliation of cash flow from operations - GAAP to adjusted free cash flow for the years ended December 31, 2004 and December 31, 2003 Schedule 12: Dex: Reconciliation of net income-GAAP to adjusted EBITDA and adjusted revenue for the nine month periods ended September 30, 2005 and September 30, 2004 Schedule 13: Dex: Reconciliation of cash flow from operations - GAAP to adjusted free cash flow for the nine month periods ended September 30, 2005 and September 30, 2004 and adjusted free cash flow from January 1, 2003 to September 30, 2005 Schedule 14: Notes to Schedules Index of Schedules

RHD: Reconciliation Of Pub. Sales To Net Revenue - FY02 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 2

RHD: Reconciliation Of Pub. Sales To Net Revenue - FY03 & FY04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 3

RHD: Reconciliation Of Pub. Sales To Net Revenue - FY03 & FY04 Cont'd (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 3 Cont'd

RHD: Reconciliation Of Net Income To EBITDA - FY03 & FY04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 4

RHD: Reconciliation Of Net Income To EBITDA - FY03 & FY04 Cont'd (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 4 Cont'd

RHD: Reconciliation Of Cash Flow From Operations To Adj. FCF - FY03 & FY04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 5

RHD: Reconciliation of Net Revenue-GAAP to Net Revenue-Adjusted YTD 9/30/05 & 9/30/04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 6

RHD: Reconciliation of Net Income-GAAP to Adj. EBITDA and Adj. PF EBITDA YTD 9/30/05 & 9/30/04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 7

RHD: Reconciliation of Non-GAAP Measures (Unaudited) Amounts in millions See Schedule 5 for reconciliation of 2003 and 2004 adjusted free cash flow. See accompanying Notes to Schedules. Schedule 8

RHD: Reconciliation Of Guidance - FY05 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 9

Dex: Reconciliation Of Net Income to EBITDA & Revenue - FY03 & FY04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 10 2004 2003 (4) ,(5) Net income (loss) ($50.8) $76.7 Income tax provision (benefit) (31.4) 43.7 Interest expense - net 504.0 387.5 Depreciation & amortization 30.8 23.5 Amortization of intangibles 412.4 290.1 EBITDA $865.0 $821.5 Effects of purchase accounting: Revenue $46.8 $118.2 Cost of revenue (10.5) (32.6) $901.3 $907.1 Other adjustments: Ticking fees $12.0 Advisory fees (6) $22.0 Accrued severance costs (7) 6.8 EBITDA, as adjusted $930.1 $919.1 Revenue $1,602.1 $1,512.9 Effects of purchase accounting $46.8 $118.2 $1,648.9 $1,631.1 Year Ended Dec.31, EBITDA, adjusted to exclude the effects of purchase accounting Revenue, adjusted to exclude the effects of purchase accounting

Dex: Reconciliation Of Operating Cash Flow to Adj. FCF - FY03 & FY04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 11 2004 2003 Cash provided by operating activities $491.4 $380.0 Capital expenditures (54.6) (40.5) Free cash flow $436.8 $339.5 IPO-related cash requirements(8): 48.6 -- Adjusted free cash flow 485.4 339.5 Year Ended Dec. 31, Advisory fees: 2.0 -- Severance related to workforce reduction: 2.5 --

Dex: Reconciliation Of Net Income to EBITDA & Revenue - 9/30/05 & 9/30/04 (Unaudited) Amounts in millions, except for percentages and per share amounts See accompanying Notes to Schedules Schedule 12

Dex: Reconciliation Of Non-GAAP Measures (Unaudited) Amounts in millions, except for percentages and per share amounts See Schedule 11 for reconciliation of 2003 and 2004 adjusted free cash flow. See accompanying Notes to Schedules Schedule 13

Notes To Schedules Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months. Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability. As a result of the SPA Acquisition and SBC Directory Acquisition and the related financings and associated purchase accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Additionally, these considerations with respect to the SBC Directory Acquisition will also affect the comparability of our 2004 and 2005 reported GAAP results. Accordingly, management is presenting adjusted pro forma information that, among other things, eliminates the purchase accounting effects of each acquisition and assumes the SBC directory Acquisition and related financing occurred on January 1, 2003. Management believes that the presentation of this adjusted pro forma information will help financial statement users better and more easily compare current period underlying operating results against what the combined company performance would more likely have been in the comparable prior period. While management believes the adjusted pro forma results reasonably represent results as if the businesses had been combined for the full years 2003 and 2004, because of the differences in the application of accounting policies and practices between the Company and the acquired entities, management does not believe these adjusted pro forma amounts are strictly comparable, nor are they necessarily indicative of results for future periods. The pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired in connection with the SPA Acquisition and SBC Directory Acquisition that published prior to the respective acquisition, plus directories that published during the month of each acquisition, were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the SBC Directory Acquisition, pro forma interest expense assumes that the transaction occurred at the beginning of the periods presented and is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption of additional debt repayments. As a result of purchase accounting required by GAAP, we recorded the deferred directory costs related to directories that were scheduled to publish subsequent to each of the SPA Acquisition and SBC Directory Acquisition, at their fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directories, plus (c) a normal profit margin. We refer to this purchase accounting entry as "cost uplift." This "cost uplift" with respect to each transaction has also been removed in the adjusted pro forma results. Schedule 14

Notes To Schedules Cont'd EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted pro forma EBITDA represents adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA and Adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. This presentation reflects the aggregation of Dex Media results and the operations of Dex West prior to its acquisition on September 9, 2003 ("Combined"). The presentation of Combined results for the year ended December 31, 2003, is not in accordance with GAAP. We have presented the Combined results because (i) we believe that such financial information is important to an investor's understanding of Dex Media's future operations due to the Dex West acquisition and (ii) Dex Media and Dex West were under common management for all periods presented. The Combined 2003 results are not comparable to the consolidated 2004 results due to interest costs on Qwest indebtedness prior to the Dex West acquisition on September 9, 2003. In addition, in connection with the acquisition of Dex West, we acquired intangible assets subject to amortization and incurred significant indebtedness. Advisory fees include the $2.0 million paid to Dex Media's equity sponsors prior to the IPO and a lump sum payment of $20.0 million paid in conjunction with the IPO to terminate the annual advisory fees payable under the management consulting agreements. These amounts were included in general and administrative expense for the full year 2004. Accrued severance costs primarily relate to the previously announced planned workforce reduction as a result of the operational efficiencies gained through the Amdocs rollout and reorganization of the marketing and sales organizations. Operating cash requirements related to the IPO included the $20.0 million termination of annual advisory fees and the $24.1 million bond redemption premium. Additionally, there was a $6.3 million accelerated payment of accrued interest related to these bonds in the third quarter that was originally scheduled for the fourth quarter. There was no impact of this accelerated interest payment on the year ended December 31, 2004. Schedule 14 Cont'd